PROMISSORY NOTE
                                  (KURTZMAN/KP)

Principal Amount: $66,666.66                                 Spokane, Washington
Interest Rate: 8%                                                August 10, 2004

      FOR VALUE RECEIVED, the undersigned, Zvi Kurtzman ("Borrower"), hereby promises to pay to the order of KOYAH PARTNERS, L.P. a Delaware limited partnership ("Lender"), the principal sum of Sixty-Six Thousand Six Hundred Sixty-Six and 66/100ths Dollars ($66,666.66) together with interest thereon at the rate of 8% per annum, from the date hereof, payable as follows:

      (i) Installments of $1,333.33, or more, per month commencing on September 1, 2004, and continuing thereafter on the first day of each month until February 1, 2006; and (ii) installments of $6,666.67, or more, per month commencing on March 1, 2006, and continuing thereafter on the first day of each month until August 1, 2006 at which time the entire unpaid principal balance, together with accrued interest, shall be due and payable in full.

      1. Interest Rate and Payment. The outstanding principal balance of this Note shall accrue interest at the rate of eight percent (8%) per annum. All payments shall be made to the address of Lender stated in this Note, or to any other address as Lender may specify.

      2. Prepayment. This note may be prepaid, in whole or in part, at any time, without penalty.

      3. Collection Costs Borne by Borrower. Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in enforcing the terms of this Note or in collecting this Note, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

      4. Late Charge. If any payment of principal or interest under this Note shall not be made within seven (7) business days after the due date, this Note shall bear interest (after as well as before judgment) at a rate of three percent (3%) per annum above the rate of interest which would otherwise have been payable under this Note or the maximum rate of interest permitted to be charged by applicable law, whichever is less.

      5. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF WASHINGTON, WITHOUT REGARD TO THAT STATE'S CONFLICT OF LAWS PRINCIPLES. ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN SPOKANE, WASHINGTON, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN. ALL PARTIES HERETO WAIVE ANY OBJECTIONS TO THE LOCATION OF THE ABOVE REFERENCED COURTS, INCLUDING BUT NOT LIMITED TO ANY OBJECTION BASED ON LACK OF JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENES. NOTWITHSTANDING THE FOREGOING, ANY PARTY OBTAINING ANY ORDER OR JUDGMENT IN ANY OF THE ABOVE REFERENCED COURTS MAY BRING AN ACTION IN A COURT IN ANOTHER JURISDICTION IN ORDER TO ENFORCE SUCH ORDER OR JUDGMENT.

      6. Severability. If any part of this Note is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

      7. Security. This Note shall be secured by a first-priority security interest in tangible and intangible personal property of Borrower pursuant to a Security and Pledge Agreement being concurrently executed by Borrower (the "Security and Pledge Agreement").

      8. Defaults. Each of the following shall constitute a default under this Note (a "Default"):

            (a) Failure by Borrower to make any payment due under this Note or under any other agreement with the Lender or its affiliates when due; any representation or warranty by Borrower (or any of them) under this Note or any other agreement with the Lender or its affiliates shall be false or inaccurate in any material respect when made; or failure by Borrower (or any of them) to comply with the provisions of any other covenant, obligation or term of this Note or any other agreement with the Lender or its affiliates;

            (b) Borrower (or any of them) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws; there is commenced against Borrower (or any of them) any such proceedings which remain undismissed for a period of sixty (60) days; or Borrower (or any of them) by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver; or

            (c) Lender shall fail to have a valid, perfected and first-priority security interest in any of the collateral covered by the Security and Pledge Agreement.

            (d) Borrower shall default on any if its obligations under a Securities Purchase Agreement hereafter entered into among Aura Systems, Inc. (the "Company"), Borrower and the other investors named therein with respect to issuance and funding of a Series B Cumulative Convertible Preferred Stock financing by the Company, or under any Note issued in connection therewith, or shall default on any of its obligations under any related agreements or documents.

      9.  Acceleration;  No  Exclusive  Remedy.  Upon any  Default  set forth in
Section 8(b) above, all principal, interest and other amounts owing hereunder automatically shall become immediately due and payable. Upon any other Default, Lender may declare, by written notice to Borrower, that all principal, accrued interest and other amounts owing hereunder shall be immediately due and payable to Lender. Notwithstanding anything to the contrary herein, Lender shall be entitled to any and all remedies available to it in the event of a Default hereunder and Lender's pursuance of any particular remedy shall not preclude Lender from seeking any other remedies available to it at law or in equity.

      10. Notices. Any notice under this Note shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

         if to Borrower:                if to Lender:

         Zvi Kurtzman                   Koyah Partners, L.P.
         109 N Kilkea Dr.               c/o ICM Asset Management, Inc.
         Los Angeles, Ca 90048          601 West Main Avenue, Suite 600
         Studio City California 91614   Spokane WA 99201
                                        Attn: Robert Law

      11. Miscellaneous.

            (a) No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

            (b) Borrower hereby waives presentation for payment, demand, notice of demand and of dishonor and non-payment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Borrower, any endorsers, guarantors and sureties of this Note is expressly waived by each and all of such parties to the extent permitted by law. Time is of the essence under this Note.

            (c) Any payment hereunder shall first be applied to any enforcement or collections costs, then against accrued interest or late charges hereunder and then against the outstanding principal balance hereof.

            (d) All payments under this Note shall be made without set-off, deduction or counterclaim.

            (e) Borrower and Lender intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is Borrower's and Lender's express intention that Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this section shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

            (f) Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Borrower and Lender in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.

                  [remainder of page intentionally left blank]

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name by its duly authorized officer and dated the day and year first above written.



                                       -----------------------------------------
                                       Zvi Kurtzman

                                 PROMISSORY NOTE
                                 (KURTZMAN/KLP)

Principal Amount: $266,666.67                                Spokane, Washington
Interest Rate: 8%                                                August 10, 2004

      FOR VALUE RECEIVED, the undersigned, Zvi Kurtzman ("Borrower"), hereby promises to pay to the order of KOYAH LEVERAGE PARTNERS, L.P. a Delaware limited partnership ("Lender"), the principal sum of Two Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100ths Dollars ($266,666.67) together with interest thereon at the rate of 8% per annum, from the date hereof, payable as follows:

      (i) Installments of $5,333.34, or more, per month commencing on September 1, 2004, and continuing thereafter on the first day of each month until February 1, 2006; and (ii) installments of $26,666.66, or more, per month commencing on March 1, 2006, and continuing thereafter on the first day of each month until August 1, 2006 at which time the entire unpaid principal balance, together with accrued interest, shall be due and payable in full.

      1. Interest Rate and Payment. The outstanding principal balance of this Note shall accrue interest at the rate of eight percent (8%) per annum. All payments shall be made to the address of Lender stated in this Note, or to any other address as Lender may specify.

      2. Prepayment. This note may be prepaid, in whole or in part, at any time, without penalty.

      3. Collection Costs Borne by Borrower. Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in enforcing the terms of this Note or in collecting this Note, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

      4. Late Charge. If any payment of principal or interest under this Note shall not be made within seven (7) business days after the due date, this Note shall bear interest (after as well as before judgment) at a rate of three percent (3%) per annum above the rate of interest which would otherwise have been payable under this Note or the maximum rate of interest permitted to be charged by applicable law, whichever is less.

      5. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF WASHINGTON, WITHOUT REGARD TO THAT STATE'S CONFLICT OF LAWS PRINCIPLES. ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN SPOKANE, WASHINGTON, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN. ALL PARTIES HERETO WAIVE ANY OBJECTIONS TO THE LOCATION OF THE ABOVE REFERENCED COURTS, INCLUDING BUT NOT LIMITED TO ANY OBJECTION BASED ON LACK OF JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENES. NOTWITHSTANDING THE FOREGOING, ANY PARTY OBTAINING ANY ORDER OR JUDGMENT IN ANY OF THE ABOVE REFERENCED COURTS MAY BRING AN ACTION IN A COURT IN ANOTHER JURISDICTION IN ORDER TO ENFORCE SUCH ORDER OR JUDGMENT.

      6. Severability. If any part of this Note is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

      7. Security. This Note shall be secured by a first-priority security interest in tangible and intangible personal property of Borrower pursuant to a Security and Pledge Agreement being concurrently executed by Borrower (the "Security and Pledge Agreement").

      8. Defaults. Each of the following shall constitute a default under this Note (a "Default"):

            (a) Failure by Borrower to make any payment due under this Note or under any other agreement with the Lender or its affiliates when due; any representation or warranty by Borrower (or any of them) under this Note or any other agreement with the Lender or its affiliates shall be false or inaccurate in any material respect when made; or failure by Borrower (or any of them) to comply with the provisions of any other covenant, obligation or term of this Note or any other agreement with the Lender or its affiliates;

            (b) Borrower (or any of them) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws; there is commenced against Borrower (or any of them) any such proceedings which remain undismissed for a period of sixty (60) days; or Borrower (or any of them) by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver; or

            (c) Lender shall fail to have a valid, perfected and first-priority security interest in any of the collateral covered by the Security and Pledge Agreement.

            (d) Borrower shall default on any if its obligations under a Securities Purchase Agreement hereafter entered into among Aura Systems, Inc. (the "Company"), Borrower and the other investors named therein with respect to issuance and funding of a Series B Cumulative Convertible Preferred Stock financing by the Company, or under any Note issued in connection therewith, or shall default on any of its obligations under any related agreements or documents.

      9.  Acceleration;  No  Exclusive  Remedy.  Upon any  Default  set forth in
Section 8(b) above, all principal, interest and other amounts owing hereunder automatically shall become immediately due and payable. Upon any other Default, Lender may declare, by written notice to Borrower, that all principal, accrued interest and other amounts owing hereunder shall be immediately due and payable to Lender. Notwithstanding anything to the contrary herein, Lender shall be entitled to any and all remedies available to it in the event of a Default hereunder and Lender's pursuance of any particular remedy shall not preclude Lender from seeking any other remedies available to it at law or in equity.

      10. Notices. Any notice under this Note shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

         if to Borrower:                if to Lender:

         Zvi Kurtzman                   Koyah Leverage Partners, L.P.
         109 N Kilkea Dr.               c/o ICM Asset Management, Inc.
         Los Angeles, Ca 90048          601 West Main Avenue, Suite 600
         Studio City California 91614   Spokane WA 99201
                                        Attn: Robert Law

      11. Miscellaneous.

            (a) No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

            (b) Borrower hereby waives presentation for payment, demand, notice of demand and of dishonor and non-payment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Borrower, any endorsers, guarantors and sureties of this Note is expressly waived by each and all of such parties to the extent permitted by law. Time is of the essence under this Note.

            (c) Any payment hereunder shall first be applied to any enforcement or collections costs, then against accrued interest or late charges hereunder and then against the outstanding principal balance hereof.

            (d) All payments under this Note shall be made without set-off, deduction or counterclaim.

            (e) Borrower and Lender intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is Borrower's and Lender's express intention that Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this section shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

            (f) Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Borrower and Lender in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.


                  [remainder of page intentionally left blank]

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name by its duly authorized officer and dated the day and year first above written.



                                       -----------------------------------------
                                       Zvi Kurtzman